EXHIBIT 99.1
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              SEMOTUS SELLS FINANCIAL WIRELESS ASSETS TO STOCKGROUP

          PENDING MERGER WITH CITYTALK, INC. CONTINUES TO MOVE FORWARD

LOS GATOS, CA - MAY 9, 2007 - Semotus Solutions, Inc. (AMEX:DLK), an innovative leader of software solutions for enterprise mobility, today announced that it has signed an agreement to sell its wireless financial information assets to Stockgroup Systems, Ltd. (OTCBB: SWEB, TSX-V: SWB). Semotus expects to benefit over the next two years through a revenue share agreement, leveraging Stockgroup's strength in the financial market niche.

Commenting on the asset sale, Anthony LaPine, CEO of Semotus, stated: "I am pleased to have found a home for our legacy financial products. I am looking forward to working with Marcus New, the President and CEO of Stockgroup, and his talented team. This sale will enable Semotus to focus on our flagship product -- HiplinkXS -- and the completion of our pending merger with CityTalk."

Mr. New, President and CEO of Stockgroup, commented: "Stockgroup expects to achieve significant synergy with the combination of the Semotus financial products with those recently acquired from TCS. We look forward to a rewarding and continuing relationship with Semotus to maximize the revenue these products will contribute to both companies."

The asset sale was completed with the approval of CityTalk and will not have a negative affect on the pending merger between CityTalk and Semotus. Semotus is currently in the process of responding to various comments and questions from the US Securities and Exchange Commission about the offering documents to be used in connection with the proposed merger with CityTalk.

Customers of Semotus' wireless financial data services should not see any change to their service. All of Semotus' wireless financial data services will continue to run uninterrupted during the transition to Stockgroup, and the financial data currently being provided through these services is expected to remain the same.

ABOUT SEMOTUS SOLUTIONS, INC.
Founded in 1993, Semotus Solutions (AMEX:DLK) is a provider of software for the mobile enterprise, connecting people to critical business systems, information and processes. Semotus has a Fortune 1000 customer base including Lockheed Martin, Blue Cross Blue Shield, Coca-Cola, Hewlett Packard, Nextel Communications, JP Morgan Chase and The United Nations. Semotus Solutions' software provides mobility, convenience, efficiency and profitability in the areas of workforce automation, finance, health care and m-commerce. For more information, please visit the following web sites: www.semotus.com; www.hiplinkwireless.com; www.clickmarks.com; www.xb.com.

ABOUT STOCKGROUP INFORMATION SYSTEMS INC.
StockgroupTM is a financial media company focused on user-generated content and collaborative technologies. The Stockgroup platform for web-based portfolio management, financial content and wireless market data is licensed to top North American brokerage firms and media companies. The Stockgroup platform is also extended through StockHouse.com, a leading online financial portal owned and operated by Stockgroup. StockHouse.com is home to BullBoardsTM message board - Canada's largest community of active investors. Recognized for its engaged audience, StockHouse.com provides a sought-after demographic for advertisers.

To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB), visit our website at www.stockgroup.com, or contact:

Steve Gear
Director of Capital Markets
Stockgroup Information Systems Inc.
Ph: 604.288.2861  /  1.800.650.1211


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This press release may be deemed to be solicitation material in respect of the proposed merger with Citytalk, Inc. In connection with the proposed transaction, Semotus plans to file a definitive proxy statement with the SEC. Investors and security holders of Semotus are advised to read the DEFINITIVE proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the proposed transaction. The final, definitive proxy statement will be mailed to shareholders of Semotus. The preliminary proxy statement is, and the definitive proxy statement and other relevant documents will be, available for free at the SEC's web site at http://www.sec.gov. Free copies of the preliminary proxy statement, the definitive proxy statement, when it becomes available, and Semotus' other filings with the SEC may also be obtained from Semotus. Free copies of Semotus' filings may be obtained by directing a request to Semotus Solutions, Inc., 718 University Ave., Suite 202, Los Gatos, CA 95032 Attention:
Secretary.

Semotus and its respective directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Semotus' shareholders in favor of the proposed transaction. Information regarding Semotus' directors and executive officers is available in Semotus' proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on July 26, 2006. Additional information regarding the interests of such potential participants is included in the preliminary proxy statement filed with the SEC on March 19, 2007 and will be included in the definitive proxy statement, when it becomes available.

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends," "believes," and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to secure additional sources of finance, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.